Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Dated as of September 30, 2010

among

TIMBERJACK SPORTING SUPPLIES, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

i

Exhibit A	List of Purchasers

Exhibit B	Form of Series A Warrant

Exhibit C	Form of Registration Rights Agreement

Exhibit D	Form of Lock-up Agreement

Exhibit E-1	Form of Escrow General Agreement

Exhibit E-2	Form of Securities Escrow Agreement

Exhibit E-3	Form of Investor and Public Relations Escrow Agreement

Exhibit E-4	Form of Dividend Escrow Agreement

Exhibit F	Series A Certificate of Designation

Exhibit G	Form of Opinion of Counsel

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of September 30, 2010 by and among Timberjack Sporting Supplies, Inc., a Nevada corporation, (the “Company” or “TBJK”) and each of the Purchasers whose names are set forth on Exhibit A hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Preferred Stock and Warrants

Section 1.1                      Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, Units (the “Units”), each consisting of one share of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), convertible into one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a Warrant (as defined below) to purchase the number of shares of Common Stock equal to fifty percent (50%) of the Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser’s name on Exhibit A hereto, as applicable. The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock are set forth in the Series A Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit F (the “Series A Certificate of Designation”).  The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Section 1.2                      Warrants. Upon the following terms and conditions and for no additional consideration, each of the Purchasers shall be issued Series A Warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to purchase the number of shares of Common Stock equal to fifty percent (50%) of the number of Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser’s name on Exhibit A hereto. The Warrants shall expire five (5) years following the Closing Date, and have an initial exercise price of $4.80, which is 120% of the Purchase Price.

Section 1.3                      Conversion and Warrant Shares. Upon the effectiveness of the Reverse Split (as defined in Section 3.30 below), the Company shall authorize and reserve and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the Preferred Shares and exercise of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares” and the “Warrant Shares”, respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the “Shares”.

Section 1.4                      Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Units for an aggregate purchase price of up to $10,000,000 (the “Offering Amount”), at a per Unit purchase price of $4.00 per Unit (the “Purchase Price”). The closing of the purchase and sale of the Units to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, NJ 07726 (the “Closing”). Subject to the terms and conditions set forth in this Agreement, the date and time of the Closing shall be the Closing Date (or such later date as is mutually agreed to by the Company and Newbridge Securities Corporation (the “Placement Agent”)), provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith (the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) a certificate for the number of Preferred Shares set forth opposite the name of such Purchaser on Exhibit A hereto, (y) its Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to the escrow account pursuant to the Escrow General Agreement (as hereafter defined).

Section 1.5                     Share Exchange Transactions. The parties acknowledge that immediately prior to the consummation of the transactions contemplated by this Agreement, the Company will issue shares of its Series M preferred stock (the “Series M Preferred Stock”) to Chine Victory Profit Limited, incorporated in the British Virgin Islands (“Chine Victory”), pursuant to that certain Share Exchange Agreement dated as of September 29, 2010 by and among the Company and the controlling stockholders of the Company, Chine Victory and shareholders of Chine Victory (the “Share Exchange Agreement”). Upon consummation of the transactions contemplated by the Share Exchange Agreement, Chine Victory, together with its subsidiaries, will become the wholly owned subsidiaries of the Company (the “Share Exchange Transaction”).  The Series M Preferred Stock shall convert into 8,639,651 shares of Common Stock of the Company automatically upon the effectiveness of the Reverse Split.

ARTICLE II

Representations and Warranties

Section 2.1                      Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers and the Placement Agent on behalf of itself and its subsidiaries, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a) Organization, Good Standing and Power. The Company and each of its subsidiaries is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  Except as disclosed on Schedule 2.1(g), prior to the Share Exchange Transaction, the Company does not have any subsidiaries. Except as set forth on Schedule 2.1(g), the Company and each such subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), the Lock-Up Agreement (as defined in Section 3.18 hereof) in the form attached hereto as Exhibit D, the Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit E-1 attached hereto (the “Escrow General Agreement”), the Securities Escrow Agreement by and among the Company, the Purchasers, the Principal Stockholder (as hereinafter defined) and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit E-2 attached hereto (the “Securities Escrow Agreement”), the Investor and Public Relations Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit E-3 attached hereto (the “Investor and Public Relations Escrow Agreement”) and the Dividend Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit E-4 attached hereto (the “Dividend Escrow Agreement”, together with the Escrow General Agreement, the Securities Escrow Agreement and the Investor and Public Relations Escrow Agreement, the “Escrow Agreements”), the Series A Certificate of Designation, and the Warrants (collectively, the “Transaction Documents”) and to issue and sell the Units, the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof and as contemplated by the Transaction Documents both at the time of Closing and after the Reverse Split is effective are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and the Preferred Shares have been duly and validly authorized. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as contemplated by the Transaction Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  Except as contemplated by the Transaction Documents, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below). The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(d) Issuance of Shares. The Units, the Preferred Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Series A Certificate of Designation. When the Conversion Shares are issued in accordance with the terms of the Series A Certificate of Designation and the Warrant Shares are issued in accordance with the terms of the Warrants, each of which shall not occur prior to the effectiveness of the Reverse Split, such Conversion Shares and Warrant Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, pledge, charge or encumbrance (collectively, “Lien”) of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, provided, however, that, excluded from the foregoing in clauses (ii), (iii) and (iv) above are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Other than as disclosed on Schedule 2.1(e), the business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing).

(f) Commission Documents, Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents, at the request of any such Purchaser. Except for the disclosure to be included in the Form 8-K (as defined below), the Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. A current report on Form 8-K is required to be and shall be filed by the Company within one business day after the Closing Date to disclose the Transaction Documents, the Share Exchange Agreement, the Restructuring Agreements and transactions related thereto (the “Form 8-K”).  At the time of the respective filings, the Form 10-Ks and the Form 10-Qs complied and, in the case of the Form 8-K, will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents.

As of their respective filing dates, none of the Form 10-Ks, Form 10-Qs or Form 8-K (when filed) contained, contain or will contain, as applicable, any untrue statement of a material fact; and none omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents, and the financial statements of the Company and its subsidiaries that will be included in the Form 8-K (a copy of which has been delivered to the Purchaser), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Chine Victory Financial Statements (as defined in Section 4.2(u) hereof) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The Chine Victory Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects, the financial conditions and results of Chine Victory and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended.

             (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of ownership of each subsidiary. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Other than as contemplated by the Transaction Documents, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Other than as contemplated by the Transaction Documents, neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.  The Company and its subsidiaries, as applicable, each have the unrestricted right to vote, and (subject to limitations or restrictions imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by the Company or any such subsidiary, as the case may be.

(h) No Material Adverse Effect. Other than as disclosed on Schedule 2.1(h), since June 30, 2010, neither the Company nor any of its subsidiaries has experienced or suffered any Material Adverse Effect.

(i) No Undisclosed Liabilities.  Other than as disclosed on Schedule 2.1(i) and in the Form 8-K, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses since June 30, 2010 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(j) No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Indebtedness. Other than as disclosed on Schedule 2.1(k), the Chine Victory Financial Statements set forth all outstanding secured and unsecured Indebtedness of the subsidiaries of the Company on a consolidated basis, or for which the subsidiaries of the Company have commitments as of the date of such Chine Victory Financial Statements or any subsequent period that would require disclosure. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in Schedule 2.1(k), neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l) Title to Assets. Other than as disclosed on Schedule 2.1(l), each of the Company and its subsidiaries has good and marketable title to (i) all properties and assets purportedly owned or used by them as reflected in the Chine Victory Financial Statements, (ii) all properties and assets necessary for the conduct of their business as currently conducted, and (iii) all of its real and personal property reflected in the Chine Victory Financial Statements free and clear of any Lien. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

(m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any executive officers or directors of the Company or subsidiary in their capacities as such.

(n) Compliance with Law. Other than as disclosed on Schedule 2.1(n), the business of the Company and the subsidiaries has been and is presently being conducted in material compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business in all material respects as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. The Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers fees, finders fees or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(q) Disclosure. Except as set forth in Schedule 2.1(q), neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, taken as a whole and in the light of the circumstances under which they were made herein or therein, not false or misleading.

(r) Intellectual Property.

(i)
 All (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation) (collectively, the "Intellectual Property") of the Company and its subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.  No Intellectual Property of the Company or its subsidiaries which is necessary for the conduct of Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation or litigation, and, to the Company’s knowledge, no such action is threatened.  No patent of the Company or its subsidiaries has been or is now involved in any interference, reissue, re-examination, cancellation or opposition proceeding.

(ii)
To the Company’s knowledge, all of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its subsidiaries that are parties thereto and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and to the Company’s knowledge there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its subsidiaries under any such License Agreement.

(iii)
To the Company’s knowledge, the Company and its subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s and its subsidiaries’ businesses.  To the Company’s knowledge, the Company and its subsidiaries have a valid and enforceable right to use all third party Intellectual Property used or held for use in the respective businesses of the Company and its subsidiaries.

(iv)
To the Company’s knowledge, the conduct of the Company’s and its subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s knowledge, the Intellectual Property which are necessary for the conduct of Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to the Company’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its subsidiaries and the Company’s and its subsidiaries’ use of any Intellectual Property owned by a third party, and, to the Company’s knowledge, there is no valid basis for the same.

(v)
The consummation of the transactions contemplated hereby and by the other transaction documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its subsidiaries’ ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(vi)
The Company and its subsidiaries have taken reasonable steps to protect the Company’s and its subsidiaries’ rights in their Intellectual Property.  To the Company’s knowledge, each employee, consultant and contractor who has had access to confidential information which is necessary for the conduct of Company’s and each of its subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has agreed to maintain the confidentiality of such confidential information.  Except under confidentiality obligations, to the Company’s knowledge, there has been no material disclosure of any of the Company’s or its Subsidiaries’ confidential information to any third party.

(s) Environmental Compliance. Since their inception, neither the Company, nor any of its subsidiaries have been, in violation of any applicable law relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the business or financial condition of any of the Company and its subsidiaries. The Company and its subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Other than as disclosed on Schedule 2.1(s), the Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance where, in each of the foregoing clauses (i) and (ii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) Books and Record Internal Accounting Controls. Except as otherwise disclosed in the Form 10-Ks, the Form 10-Qs, or the Form 8-K, the books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(u) Material Agreements. Schedule 2.1(u) sets forth any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, the Company or any subsidiary is a party to, that a copy of which would be required to be filed with the Commission as an exhibit to the Form 8-K (collectively, the “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect. Except as restricted under applicable laws and regulations, the incorporation documents, certificates of designations or the Transaction Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company’s Preferred Shares, other preferred stock, if any, or its Common Stock.

(v) Transactions with Affiliates. Except as set forth in the Form 8-K and the Transaction Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(w) Securities Act of 1933. Assuming the accuracy of the representations of the Purchasers set forth in Section 2.2 (d)-(h) hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Units hereunder and the offer and sale of the Units to the Purchasers is exempted from the registration requirement of the Securities Act. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Units, the Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Units, the Shares and the Warrants in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Units, the Shares and the Warrants.

(x) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Series A Certificate of Designation with the Secretary of State for the State of Nevada, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Units, the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(y) Employees. Except as disclosed on Schedule 2.1(y), neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as disclosed in the Form 8-K, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary required to be disclosed in the Commission Documents or on the Form 8-K that is not so disclosed. Since June 30, 2010, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

(z) Absence of Certain Developments. Except as disclosed on Schedule 2.1(z), since June 30, 2010, neither the Company nor any subsidiary has:

(i) other than the Share Exchange Transaction, issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                                (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

(x) other than the Share Exchange Transaction, entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa) Public Utility Holding Company Act; Investment Company Act and U.S. Real Property Holding Corporation Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Units, the Preferred Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(cc) Dilutive Effect. The Company understands and acknowledges that it has an obligation to issue the Conversion Shares upon the conversion of the Preferred Shares in accordance with this Agreement and the Series A Certificate of Designation and to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(dd) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and since December 31, 2008, except as contemplated under the Transaction Documents, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(ee) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers may have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(ff)           Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof.

(gg)           Transfer Agent.  The Company has retained the transfer agent listed on Schedule 2.1(gg).  Such transfer agent is eligible to transfer securities via Depository Trust Company (“DTC”) and Deposit Withdrawal Agent Commission (“DWAC”) and will accept the Irrevocable Transfer Agent Instructions (as defined below).

(hh)           Share Exchange.  Subject to the consummation of the Share Exchange Agreement, the Company represents on behalf of Chine Victory, which will be a direct wholly-owned subsidiary of the Company upon consummation of the Share Exchange Transaction, as follows:

(i) that Chine Victory has the legal right, power and authority (corporate and other) to enter into and perform its obligations under the Share Exchange Agreement to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, the Share Exchange Agreement to which it is a party along with related agreements contemplated by the Share Exchange Agreement; such agreements constitute valid and legally binding obligations enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii) that Chine Victory does not own or lease properties or conduct any business outside of the People’s Republic of China (“PRC”) and that Chine Victory does not need to be duly qualified as a foreign corporation for the transaction of business under the laws of any jurisdiction in which it is not now so qualified.

(iii) that the execution and delivery by Chine Victory, of, and the performance by Chine Victory of its obligations under, the Share Exchange Agreement to which it is a party and the consummation by Chine Victory of the transactions contemplated therein will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Chine Victory is a party or by which Chine Victory is bound or to which any of the properties or assets of Chine Victory is subject; (B) result in any violation of the provisions of the articles of association or business license of Chine Victory; and (C) will not result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, except that, with respect to (A) and (C), such conflict, breach or violation would not reasonably be expected to have a Material Adverse Effect on Chine Victory.

                        (ii)       Additional PRC Representations and Warranties.

(i)           All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of the Company’s subsidiaries doing business in the PRC (the “PRC Subsidiaries”) have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

(ii)           All filings and registrations with the PRC governmental authorities required in respect of the Company, Chine Victory and the PRC Subsidiaries and their capital structure and operations including, without limitation, to the extent applicable, tax bureau and customs authorities, have been duly completed in accordance with the relevant PRC rules and regulations, except where the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Company’s subsidiaries have complied with all relevant PRC laws and regulations regarding the contribution and payment of the registered capital of the PRC Subsidiaries, the payment schedules of which have been approved by the relevant PRC governmental authorities. There are no outstanding rights of, or commitments made by the Company or any of its subsidiaries to sell any equity interests of any PRC Subsidiary.

(iii)           Neither the Company nor any subsidiary of the Company is in receipt of any letter or notice from any relevant PRC governmental or quasi-governmental authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority, or the need for compliance or remedial actions in respect of the activities carried out by the Company or such subsidiary.

(iv)           The Company and the subsidiaries of the Company have conducted their respective business activities within their permitted scope of business or have otherwise operated their respective businesses in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the Company or any of its subsidiaries’ business which is subject to periodic renewal, neither the Company nor such subsidiary has any knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

(v)           Other than as disclosed on Schedule 2.1(ii)(v), with regard to employment and staff or labor, the Company and the subsidiaries of the Company have complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare fund contributions, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

(vi)           Each of the Company, the subsidiaries of the Company and their respective directors are aware of the content of the PRC Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), and, in particular, the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel to the effect that such approval requirements are not applicable to the Company or to the listing or quotation of the Company’s securities on any National Stock Exchange (as hereinafter defined in Section 3.22).

(vii)           Other than as disclosed on Schedule 2.1(ii)(vii), the Company and the subsidiaries have taken all necessary steps to comply with, and to ensure compliance by, each of their respective stockholders, option holders, directors, officers, and employees that are, or are directly or indirectly owned or controlled by, a PRC resident or citizen, with any applicable rules and regulations of the relevant PRC government agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, ensuring that each such stockholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(viii)           Except as set forth in Schedule 2.1(ii)(viii), the PRC subsidiaries are not currently prohibited, directly or indirectly, from paying any dividends to their respective equity holders, nor are any of them prohibited, from making any other distribution on their respective equity interests, or from repaying any loans or advances.

(ix)           Neither the Company, nor any subsidiary, nor any of their respective properties, assets or revenues has any right of immunity under British Virgin Islands (“BVI”) or PRC law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any BVI, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, or any subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such enforcement as provided in Section 7.3 of this Agreement.

(jj) Restructuring Transaction.  The Company represents on behalf of Chine Victory, which is a direct wholly-owned subsidiary of the Company due to the consummation of the Share Exchange Transaction, as follows:

(i)              that Chine Victory had the legal right, power and authority (corporate and other) to enter into and perform its obligations under each of the agreements set forth on Schedule 2.1(jj)(i) (collectively, the “Restructuring Agreements”), to which it is a party and took all necessary corporate action to authorize the execution, delivery and performance of, each of the Restructuring Agreements to which it was a party; and each of the Restructuring Agreements to which Chine Victory was a party constituted a valid and legally binding obligation of Chine Victory, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii)           that Chine Victory does not directly own or lease properties or conduct any business outside of the People’s Republic of China (“PRC”) and  Chine Victory does not need to be duly qualified as a foreign corporation for the transaction of business under the laws of any jurisdiction in which it is not now so qualified.

(iii) that the execution and delivery by Chine Victory, of, and the performance by Chine Victory of its obligations under, each of the Restructuring Agreements to which it was a party and the consummation by Chine Victory of the transactions contemplated therein did not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Chine Victory is a party or by which Chine Victory is bound or to which any of the properties or assets of Chine Victory is subject; (B) result in any violation of the provisions of the articles of association or business license of Chine Victory; and (C) will not result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC or Hong Kong law, except that, with respect to (A), (B) and (C), such conflict, breach or violation would not reasonably be expected to have a Material Adverse Effect on Chine Victory or the PRC Subsidiaries.

(iv)           that each of the Restructuring Agreements is in proper and enforceable legal form under the laws of the PRC and was properly filed with the appropriate authority in the PRC; and any stamp or similar tax has been paid in respect of any of the Restructuring Agreements to ensure the legality, validity, enforceability or admissibility in evidence of each of the Restructuring Agreements in the PRC, except as set forth on Schedule 2.1(jj)(iv).

(v)           that each of the representations and warranties contained in each of the Restructuring Agreements are true and accurate as of the date hereof and are hereby incorporated by reference into and made a part of this Agreement.

(kk)           No Additional Agreements.  Neither the Company nor any of its subsidiaries has any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ll)           Foreign Corrupt Practices Act.  None of the Company nor any of its subsidiaries nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its subsidiaries, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Units, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, or any subsidiary of the Company (or made by any Person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any applicable law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company or any of its subsidiaries.

(mm)           PFIC.  None of the Company or any of its subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(nn)           OFAC. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of any of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary of the Company, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(oo)           Money Laundering Laws. The operations of each of the Company and its subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 2.2                      Representations and Warranties of the Purchasers. Each Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date, with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Good Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Units, consisting of the Preferred Shares and Warrants, being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, or managers, as the case may be, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms hereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Units, Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Acquisition for Investment. Each Purchaser is acquiring the Units, and the underlying Preferred Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Units, Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Units, Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, such Purchaser does not agree to hold the Units, Preferred Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Units, Preferred Shares or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Units, Preferred Shares and the Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Each Purchaser further acknowledges that such Purchaser understands the risks of investing in companies domiciled and/or which operate primarily in the PRC and that the purchase of the Units, Preferred Shares and Warrants involves substantial risks.

(e) Status of Purchasers. Each Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

(f) Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company. In making the decision to invest in the Company and its business, each Purchaser hereby acknowledges that such Purchaser has relied solely upon the Chine Victory Financial Statements and other written information provided to such Purchaser by the Company and Chine Victory.

(g) No General Solicitation. Each Purchaser acknowledges that the Units were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i) General. Such Purchaser understands that the Units are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Units.

(j) Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

(k) Trading Activities. Each Purchaser agrees that it shall not, directly or indirectly, engage in any short sales with respect to the Common Stock for a period of twelve (12) months following the Closing Date.

(l) Brokers. Other than the Placement Agent, each Purchaser has no knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company or any subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

ARTICLE III

Covenants

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 3.1                     Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Units, the Preferred Shares, Warrants, the Conversion Shares and Warrant Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Units, the Preferred Shares, the Warrants, Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

Section 3.2                      Registration and Listing. The Company shall (a) comply in all respects with its reporting and filing obligations under the Exchange Act, (b) comply with all requirements related to any registration statement filed pursuant to the Registration Rights Agreement, and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act except as permitted under the Transaction Documents. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as amended. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3                      Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall own Shares which, in the aggregate, represent more than 5% of the total combined voting power of all voting securities then outstanding on a fully diluted basis (which shall include all Conversion Shares but not Warrant Shares) (“Information Rights Purchasers”), for purposes reasonably related to such Purchaser’s interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees. Such Purchaser agrees that such Purchaser and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement or pursuant to inspection rights granted hereunder, unless such information is known to the public through no fault of such Purchaser or his or its employees or representatives; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants and other professionals in connection with their representation of such Purchaser in connection with such Purchaser’s investment in the Company, (ii) to any prospective permitted transferee of the Shares, so long as the prospective transferee agrees to be bound by the provisions of this Section 3.3, (iii) to any general partner or affiliate of such Purchaser. The Company may require each Purchaser to execute a separate confidentiality agreement in form and substance reasonably acceptable to the Company as a prerequisite to the exercise of such Purchaser’s inspection rights pursuant to this Section 3.3.

Section 3.4                      Compliance with Laws. The Company shall comply, and cause each subsidiary to comply in all material respects, with all applicable laws, rules, regulations and orders.

Section 3.5                      Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6                      Reporting Requirements. If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at a Purchaser’s request the Company shall furnish the following to such Purchaser so long as such Purchaser shall beneficially own any Shares:

(a) Quarterly Reports filed with the Commission on Form 10-Q as soon as practicable after the document is filed with the Commission, and in any event within five (5) business days after the document is filed with the Commission;

(b) Annual Reports filed with the Commission on Form 10-K as soon as practicable after the document is filed with the Commission, and in any event within five (5) business days after the document is filed with the Commission; and

(c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7                      Amendments. The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividend rights, conversion rights, voting rights or redemption rights of the Preferred Shares.

Section 3.8                      Other Agreements. The Company shall not enter into any agreement the terms of which would restrict or impair the ability of the Company or any subsidiary to perform its or their respective obligations under any Transaction Document.

Section 3.9                      Distributions. So long as any Preferred Shares remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock unless such dividends or distributions are also simultaneously paid or made to the holders of the Preferred Shares on an as-converted basis or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

Section 3.10                     Use of Proceeds. The net proceeds from the sale of the Units hereunder shall be used by the Company as set forth on Schedule 3.10 and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.11                     Reservation of Shares. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

Section 3.12                     Transfer Agent.  The Company has engaged the transfer agent and registrar listed on Schedule 2.1(gg) (the “Transfer Agent”) with respect to its Common Stock, who is DTC and DWAC eligible.

Section 3.13                     Disposition of Assets. So long as any Preferred Shares remain outstanding, neither the Company nor any subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights to any person except for (i) sales to customers in the ordinary course of business (ii) sales or transfers between the Company and its subsidiaries or between subsidiaries of the Company, or (iii) otherwise with the prior written consent of the holders of a majority of the Preferred Shares then outstanding.

Section 3.14                     Reporting Status. So long as a Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.15                    Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing but in no event later than 5:30 P.M. Eastern Time on the first Business Day following the Closing. The Company shall also file with the Commission, the Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Series A Certificate of Designation, the Securities Escrow Agreement, form of Warrant, the Press Release, and the Share Exchange Agreement) as soon as practicable following the Closing Date but in no event more than four (4) Business Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by counsel for the Purchasers. “Business Day” means any day during which a principal exchange shall be open for trading.

Section 3.16                     Disclosure of Material Information. The Company and its subsidiaries covenant and agree that neither it nor any other person acting on its or their behalf has provided or, from and after the filing of the Press Release, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto such Purchaser shall have executed a specific written agreement regarding the confidentiality and use of such information, provided, however, that the non-disclosure and confidentiality agreement between the Purchasers and the Placement Agent, as in effect on the date hereof, shall not be considered to be a valid confidentiality and non-disclosure agreement for the purpose of consenting to any disclosure of material non-public information that shall be disclosed to the Purchaser subsequent to the Closing Date. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company. The Company shall not disclose the identity of any Purchaser in any filing with the SEC except as required by the rules and regulations of the SEC thereunder.  In the event of a breach of the foregoing covenant by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser may notify the Company, and the Company shall make public disclosure of such material nonpublic information within five (5) trading days of such notification.

Section 3.17                     Pledge of Securities. The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bonafide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At a Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

Section 3.18                     Lock-Up Agreements. The persons listed on Schedule 3.18 attached hereto shall be subject to the terms and provisions of a lock-up agreement in substantially the form attached as Exhibit D hereto (the “Lock-Up Agreement”), which shall provide the manner in which certain stockholders, officers and directors of the Company may sell, transfer or dispose of their shares of Common Stock.

Section 3.19                     Investor and Public Relations Escrow. At the Closing, the Company shall cause to be deposited, One Hundred Fifty Thousand Dollars ($150,000) in an escrow account to be used by the Company for investor and public relations pursuant to the terms of the Investor and Public Relations Escrow Agreement.

Section 3.20                     Change of Auditor. As soon as possible following the Closing, but no later than ninety (90) days after the Closing Date, the Company shall use its best efforts to retain a new auditing firm that is PCAOB certified and has experience in US GAAP financials, who shall be mutually acceptable to the Company and the Placement Agent.  Notwithstanding the foregoing, the Placement Agent shall not unreasonably withhold approval of the auditing firm identified by the Company.

Section 3.21                     Preferred Dividend Escrow. At the Closing, the Company shall cause to be deposited, one year of dividend payments payable to each Purchaser in accordance with the terms of the Series A Certificate of Designation, of the Purchase Price funded on the Closing Date in an escrow account pursuant to the terms of the Dividend Escrow Agreement.

Section 3.22                     Sarbanes-Oxley Act. The Company shall be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as required under such Act.

Section 3.23                     Form D. The Company agrees to file a Form D with respect to the securities as required by Rule 506 under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.

Section 3.24          No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the securities being offered or sold hereunder) under circumstances that would require registration of the securities being offered or sold hereunder under the Securities Act.

Section 3.25                     No Commissions in Connection with Conversion of Preferred Shares. In connection with the conversion of the Preferred Shares into Conversion Shares, neither the Company nor any Person acting on its behalf will take any action that would result in the Conversion Shares being exchanged by the Company other than with the then existing holders of the Preferred Shares exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange in compliance with Section 3(a)(9) of the Securities Act.

Section 3.26                    Option Plan Restrictions.  The Company may establish an officer, director, employee or consultant stock option or stock incentive plan, provided, however, that such stock option plan does not permit the issuance of more than ten percent (10%) of the number of shares of Common Stock then issued and outstanding and any such issuance of stock options under the stock incentive plan shall not be issued at a price below the market price on the day the option is granted.

Section 3.27                     Direct Lending.  Neither the Company nor any of its subsidiaries shall engage in any transaction whereby it borrows money from companies other than from its wholly-owned subsidiaries or financial institutions and lends money directly to other companies other than its wholly-owned subsidiaries unless such practice is lawful under the laws of the governing jurisdiction and the Company obtains the prior consent of the holders of a majority of the Preferred Shares then outstanding.

Section 3.28                     No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

Section 3.29                     Anti-dilution.  For a period of two (2) years following the Closing Date, the Company agrees that it will not, without the consent of a majority of such Purchasers owning the Preferred Shares at the time of such offering, conduct an offering of securities at a price per share less than the Purchase Price. In addition, other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with a bona fide strategic license agreements and other partnering arrangements with an independent third party in a similar business as the Company so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock of up to 10% of the Company’s outstanding shares to employees, directors, and consultants, pursuant to an approved employee benefit plan, and (iv) as a result of the conversion of Preferred Shares and/or exercise of Warrants which are issued or granted pursuant to this Agreement on the unamended terms in effect on the Closing Date (collectively, the foregoing (i) through (v) are “Excepted Issuances”), if for a period of two (2) years following the Closing Date, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time without the consent of a majority of the Purchasers, then the Conversion Price shall be entitled to weighted average price protection.

Section 3.30                     Post-Closing Reverse Split.  As soon as practicable following the Closing, but in no event later than sixty (60) days following the Closing, the Company shall obtain shareholder approval for, and shall cause to be effected, a reverse stock split of the Company’s Common Stock in such multiple that would cause the total number of shares of Common Stock outstanding, including the shares underlying the Series M Preferred Stock but not including the shares underlying the Units hereunder, to equal ten million (10,000,000) shares in accordance with Schedule 2.1(c) (the “Reverse Split”).

ARTICLE IV

CONDITIONS

Section 4.1                      Conditions Precedent to the Obligation of the Company to Sell the Units. The obligation hereunder of the Company to issue and sell the Units, and the underlying Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of Each Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser in this Agreement and each of the other Transaction Documents to which such Purchaser is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Units shall have been delivered to the escrow agent pursuant to the Escrow General Agreement.

(e) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are parties shall have been duly executed and delivered by the Purchasers to the Company.

(f) Share Exchange Transaction. Prior to the Closing, the Share Exchange Transaction shall have been consummated.

Section 4.2                      Conditions Precedent to the Obligation of the Purchasers to Purchase the Units. The obligation hereunder of each Purchaser to acquire and pay for the Units is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b)           Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)           Series A Certificate of Designation of Rights and Preferences. Prior to the Closing, the Series A Certificate of Designation shall have been filed with the Secretary of State of Nevada.

(f)           Opinions of Counsel, Etc. At the Closing, the Purchasers and the Placement Agent shall have received an opinion of Nevada legal counsel, U.S. counsel to the Company and an opinion of BVI counsel to Chine Victory, dated the date of the Closing, in substantially the form of Exhibit H hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing. Three (3) days prior to Closing, the Purchasers shall have received an opinion of PRC counsel to the PRC Subsidiaries, dated the date of the Closing with respect to the Share Exchange Agreement and such other matters as the Purchasers may reasonably request.

(g) Registration Rights Agreement. On the Closing Date, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

(h) Certificates. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and the Warrants being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request) to such address set forth next to each Purchasers name on Exhibit A with respect to the Closing.

(i) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the “Resolutions”).

(j) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to one hundred percent (100%) of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares issued or to be issued pursuant to this Agreement and the number of Warrant Shares issuable upon exercise of the number of Warrants issued or to be issued pursuant to this Agreement.

(k) Lock-Up Agreements. As of the Closing Date, the persons listed on Schedule 3.18 hereto shall have delivered to the Purchasers fully executed Lock-Up Agreements in the form of Exhibit D, respectively, attached hereto.

(l) Secretary’s Certificate. The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company consistent with Section 2.1(b), (ii) the Articles, (iii) the Bylaws, (iv) the Series A Certificate of Designation, each as in effect at the Closing, and (v) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(m) Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(n) Escrow General Agreement. On the Closing Date, the Company and the escrow agent shall have executed and delivered the Escrow General Agreement in the form of Exhibit E-1 attached hereto to each Purchaser.

(o) Securities Escrow Agreement. On the Closing Date, the Securities Escrow Agreement shall have been executed by the parties thereto and the Escrow Shares (as defined in the Securities Escrow Agreement) shall have been deposited into the escrow account pursuant to the terms of the Securities Escrow Agreement in the form of Exhibit E-2 attached hereto.

(p) Investor and Public Relations Escrow.  On the Closing Date, the Investor and Public Relations Escrow Agreement shall have been executed by the parties thereto and the Escrowed Funds (as defined in the Investor and Public Relations Escrow Agreement) shall have been deposited with the escrow agent pursuant to the terms of the Investor and Public Relations Escrow Agreement in the form of Exhibit E-3 attached hereto.

(q) Dividend Escrow.  On the Closing Date, the Dividend Escrow Agreement shall have been executed by the parties thereto and the Escrowed Funds (as defined in the Dividend Escrow Agreement) shall have been deposited with the escrow agent pursuant to the terms of the Dividend Escrow Agreement in the form of Exhibit E-4 attached hereto.

(r)  Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

(s) Share Exchange Transaction. Prior to the Closing Date, the Share Exchange Transaction shall have been consummated.

(t) Financial Statements. No later than the third Business Day prior to the Closing Date, the Company shall have delivered to the Purchasers the audited financial statements for the fiscal years ended March 31, 2010 and 2009 audited by  Parker Randall CF (H.K.) CPA Limited, Certified Public Accountants (the “Chine Victory Financial Statements”), which Chine Victory Financial Statements shall be acceptable to the Purchasers.

(u) Capitalization Table. No later than the third Business Day prior to the Closing Date, the Company shall have delivered to each of the Purchasers a capitalization table setting forth (i) its capitalization, on a fully diluted basis immediately prior to the Closing and (ii) its pro forma capitalization, on a fully diluted basis, giving effect to the consummation of the transactions contemplated by this Agreement. In each case, the table shall list all outstanding options, warrants and other securities convertible into equity of the Company.

ARTICLE V

Stock Certificate Legend

Section 5.1                      Legend. Each certificate representing the Preferred Shares, the Warrants and Warrant Shares and if appropriate, securities issued upon conversion or exercise thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Conversion Shares or the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or the Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or the Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect), the Company may cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser’s prime broker with the DTC through its DWAC system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

Indemnification

Section 6.1                      General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors, assigns) and the Placement Agent from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Further, the Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of the failure of the Company or any of its subsidiaries to pay contributions for all employees or any other liability that arises from the failure to comply with any PRC rule or regulation. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder. In no event shall any “Indemnified Party” (as defined below) be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement.

Section 6.2                      Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim.

In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall be liable for any settlement if the indemnifying party is advised of the settlement but fails to respond to the settlement within thirty (30) days of receipt of such notification. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

Miscellaneous

Section 7.1                      Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided, that the Company shall pay to Lowenstein Sandler PC, counsel of the Placement Agent, a total of $30,000 for legal and closing fees and $20,000 to a lead investor for reasonable due diligence expenses.

Section 7.2                      Specific Enforcement, Consent to Jurisdiction.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The Company hereby appoints Anslow & Jaclin, LLP, with its office at 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726, as its agent for service of process in New York.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 7.3                      Entire Agreement; Amendment. This Agreement and the other Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the Placement Agent, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

Section 7.4                      Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Timberjack Sporting Supplies, Inc.
c/o Linyi Chan Tseng Wood Co., Ltd.
Daizhuang Industrial Zone, Yitang Town
Lanshan District, Linyi City, Shandong
People’s Republic of China 276000
Attention: Mr. Zhikang Li
Tel. No.: 86 (539) 8566-168
Fax No.: 86 (757) 8625-9293

with copies (which shall not constitute notice) to:

Anslow & Jaclin LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention:    Richard I. Anslow, Esq.
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

If to any Purchaser:  At the address of such Purchaser set forth on Exhibit A to this Agreement, as the case may be, with copies to Purchaser’s counsel as set forth on Exhibit A or as specified in writing by such Purchaser.

If to the Placement Agent:

Newbridge Securities Corporation
1451 West Cypress Creek Road
Fort Lauderdale, FL 33309-1953
Attn: Legal/Compliance
Tel. No.: (877) 447-9625
Fax No.: (954) 229-9937

with copies (which shall not constitute notice) to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Attention: Steven M. Skolnick, Esq.
Tel. No.: (973) 597-2500
Fax No.: (973) 597-2477

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5                      Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6                      Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7                      Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Placement Agent, as applicable, provided, however, that, subject to federal and state securities laws and as otherwise provided in the Transaction Documents, a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an affiliate or to a third party acquiring all or substantially all of its Shares or Warrants in a private transaction without the prior written consent of the Company or the other Purchasers, provided, that no such assignment or obligation shall affect the obligations of such Purchaser hereunder and that such assignee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Purchasers.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. If any Purchaser transfers Preferred Shares purchased hereunder, any such penalty shares or liquidated damages, as the case may be, pursuant to this Agreement shall similarly transfer to such transferee with no further action required by the purchaser or the Company.  Notwithstanding anything to the contrary set forth herein, only those Purchasers who own shares of Preferred Shares or Conversion Shares of the Company shall be entitled to receive any rights and benefits of this Agreement based on their ownership interest at the time when such rights or benefits accrue. If any Purchaser transfers Preferred Shares purchased hereunder, any and all rights and benefits pursuant to this Agreement shall similarly transfer to such transferee with no further action required by the Purchaser, the transferee or the Company.  In the event that any Purchaser (or permitted assign) no longer holds shares of Series A Preferred or Conversion Shares such Purchaser will similarly not be entitled to any of the rights or benefits conferred upon such Purchaser pursuant to this Agreement.

Section 7.8                      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9                      Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10                    Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing hereunder for a period of one (1) year following the Closing Date.

Section 7.11                    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.12                     Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, except as provided in the Transaction Documents, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.13                     Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14                     Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Series A Certificate of Designation, the Registration Rights Agreement and the other Transaction Documents.

Section 7.15                    Currency.  Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.  All amounts owing under this Agreement or any Transaction Document shall be paid in US dollars.  All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.  “Exchange Rate” means, in relation to any amount of currency to be converted into US dollars pursuant to this Agreement, the US dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation.

Section 7.16                      Judgment Currency.

(a)           If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 7.17 referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the business day immediately preceding:

(i)           the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)           the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter referred to as the “Judgment Conversion Date”).

(b)           If in the case of any proceeding, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c)           Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

Section 7.17                      Termination.  This Agreement may be terminated prior to Closing:

(a)           by mutual written agreement of the Purchasers and the Company, a copy of which shall be provided to the escrow agent appointed under the Escrow General Agreement (the “Escrow Agent”); and

(b)           by the Company or a Purchaser (as to itself but no other Purchaser) upon written notice to the other, with a copy to the Escrow Agent, if the Closing shall not have taken place by 6:30 p.m. Eastern time on August 31, 2010; provided, that the right to terminate this Agreement under this Section 7.17(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

(c)           In the event of a termination pursuant to Section 7.17(c) or 7.17(b), each Purchaser shall have the right to a return of up to its entire Purchase Price deposited with the Escrow Agent pursuant to this Agreement, without interest or deduction.  The Company covenants and agrees to cooperate with such Purchaser in obtaining the return of its Purchase Price, and shall not communicate any instructions to the contrary to the Escrow Agent.

(d)           In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 7.17, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[COMPANY SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

TIMBERJACK SPORTING SUPPLIES, INC.
By:	/s/ Zhikang Li

Name: Zhikang Li Title: Chief Executive Officer

[INVESTOR SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

By its execution and delivery of this signature page, the undersigned Purchaser hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of September 30, 2010 by and among Timberjack Sporting Supplies, Inc. and the Purchasers (as defined therein), as to the number of Units set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof and for its name, address and number of Units purchased to be added to Exhibit A of the Purchase Agreement.

PURCHASER

By:

Name: Title:

Number of Units: ____________ Aggregate Purchase Price: $____________

EXHIBIT A TO THE
SECURITIES PURCHASE AGREEMENT
____________________________
LIST OF PURCHASERS

Purchaser	Address	Amount Invested	Shares of Series A Preferred Stock	Series A Warrants
Gibralt Capital Corporation	1075 West Georgia St. Ste.2600 Vancouver, BC V6E3C9, Canada	$500,000	125,000	62,500
The USX China Fund	5100 Poplar Ave., Ste. 3117	$120,000	30,000	15,000
Silver Rock II	Sable Trust Rd Town Tortola BVI VG1110	$350,000	87,500	43,750
Chestnut Ridge Partners	10 Forest Ave Paramus, NJ 07652	$399,980	99,995	49,998
Shira Capital LLC	71 S. Wacker Dr. Ste. 1900 Chicago, IL 60606	$799,995	199,999	100,000
Paragon Capital	110 East 59th Street, 29th fl NY,NY 10022	$500,000	125,000	62,500
Anson Investments Master Fund, LP	5950 Berkshire Lane Ste.510 Dallas, TX 75225	$400,000	100,000	50,000
MidSouth Investor Fund LP	201 4th Ave. North, Suite 1950 Nashville, TN 37219	$300,000	75,000	37,500
Advanced Series Trust-AST Academic Strategies Portfolio	Two Greenwich Plaza, 1st Fl Greenwich, CT 06830	$82,000	20,500	10,250
AQR Funds-AQR Diversified Arbitrage Fund	Two Greenwich Plaza, 1st Fl Greenwich, CT 06830	$752,000	188,000	94,000
AQR Opportunistic Premiun Offshore Fund, LP	Two Greenwich Plaza, 1st Fl Greenwich, CT 06830	$103,000	25,750	12,875
CNH Diversified Opportunities Master Account L.P.	Two Greenwich Plaza, 1st Fl Greenwich, CT 06830	$63,000	15,750	7,875
William Horner	14340 Torrey Chase Blvd #190 Houston, TX 77014	$200,000	50,000	25,000
Cornelious Prior	Box 12030 St.Thomas, VI 00801	$500,000	125,000	62,500
Next View Capital, LP	180 Crestview Drive Deerfield, IL 6005	$200,000	50,000	25,000
Somasundararn Ilangovan	229 Sydney Rd. Holland, PA 18966	$50,000	12,500	6,250
Michael Peter Lee	Redwood House, Lodge Gardens, Great Carlton LNII. 8J4 Louth, Lincolnshire, UK	$25,000	6,250	3,125
		$5,344,975	1,336,244	668,123

EXHIBIT B TO THE
SECURITIES PURCHASE AGREEMENT

_______________________

FORM OF SERIES A WARRANT

Filed as Exhibit 4.3 Form of Series A Warrant to our current report on Form 8-k filed on October 1, 2010.

EXHIBIT C TO THE
SECURITIES PURCHASE AGREEMENT

___________________________

FORM OF REGISTRATION RIGHTS AGREEMENT

Filed as Exhibit 10.2 Registration Rights Agreement to our current report on Form 8-k filed on October 1, 2010.

EXHIBIT D TO THE
SECURITIES PURCHASE AGREEMENT

___________________________

FORM OF LOCK-UP AGREEMENT

Filed as Exhibit 10.4 Lock-Up Agreement to our current report on Form 8-k filed on October 1, 2010.

EXHIBIT E-1 TO THE
SECURITIES PURCHASE AGREEMENT
___________________________

FORM OF ESCROW GENERAL AGREEMENT

Required account opening documentation. The Issuer agrees to provide the Escrow Agent with the following documents:

-    The Articles of Incorporation of the Issuer
-    By Laws of the Issuer
-    W-9 or W-8 for the Issuer
-    Copy of a valid Passport and U.S. Driver's License for the person or persons executing the Escrow Agreement.
-    Incumbency Certificate of the Issuer's Corporate Secretary listing each authorized signor and specimen signatures.

ESCROW AGREEMENT

This ESCROW AGREEMENT (this "Agreement") made as of August 2010, by and among Timberjack Sporting Supplies, Inc., (the "Issuer") and Newbridge Securities Corporation (the "Placement Agent"), whose addresses and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004 (the "Escrow Agent").

WITNESSETH:

WHEREAS, the Issuer is offering to "accredited investors," on a "best efforts" basis, up to Two Million Five Hundred Thousand (2,500,000) shares of the Issuer's Series A Convertible Preferred Stock and One Million Two Hundred Fifty Thousand (1,250,000) warrant shares at an exercise price of $4.80 (the "Securities") to be sold in units of One (1) share of Series A Preferred Stock and One (1) warrant share (the "Units") at a purchase price of $4.00 per Unit (the "Offering") for a total Offering of Ten Million Dollars $10,000,000 (the "Maximum Offering Amount"), with a minimum amount to close of Five Million Dollars $5,000,000 (the "Minimum Offering Amount").

WHEREAS, the Issuer and the Placement Agent propose to establish an escrow account (the "Escrow Account"), to which subscription monies which are received by the Escrow Agent from the subscribers of the Securities (the "Investors") or the Placement Agent in connection with such private offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent has agreed to establish a special bank account at J.P. Morgan Chase Bank (the "Bank") into which the subscription monies, which are received by the Escrow Agent from the Investors or the Placement Agent and credited to the Escrow Account, are to be deposited.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the "Information Sheet").

2. Establishment of the Bank Account.

2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the "Bank Account"). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks or wire transfers) from prospective purchasers of the Securities which are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system and (c) the disbursement of collected funds, all as described herein.

2.2 On or before the date of the initial deposit in the Bank Account pursuant to this Agreement, the Placement Agent shall notify the Escrow Agent in writing of the date of the commencement of the Offering (the "Effective Date"), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.

2.3 The "Offering Period," which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended at the Placement Agent's discretion (an "Extension Period") only if the Escrow Agent shall have received written notice thereof prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as herein above provided), is referred to herein as the "Termination Date". Except as provided in Section 4.3 hereof, after the Termination Date, the Placement Agent shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

3. Deposits to the Bank Account.

3.1 The Placement Agent shall promptly deliver to the Escrow Agent all monies which it receives from prospective purchasers of the Securities, which monies shall be in the form of checks or wire transfers, provided however that "Cashiers" checks and "Money Orders" must be in amounts greater than $10,000; Cashiers checks or Money Orders in amounts less than $10,000 shall be rejected by the Escrow Agent. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to "Continental Stock Transfer & Trust Co, as Escrow Agent for China Wood." Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Placement Agent (together with any Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

 3.2 Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as "Escrow Amounts". The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Placement Agent (or the Issuer, if such deposit is made by the Issuer) shall inform the Escrow Agent in writing of the name, address, and the tax identification number of the purchaser, the amount of Securities subscribed for by such purchase, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

 3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information, which at minimum shall include the name, address, tax identification number and the number of shares/units. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

 3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent's regular business hours.

 3.5 Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the "Fund."

 3.6 If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by both the Issuer and the Placement Agent.

 3.7 If prior to the disbursement of the Fund in accordance with Section 4.2 below, the Escrow Agent has received notice from the Issuer that the subscription of a purchaser has been rejected since such purchaser does not qualify as an investor in the Offering, the Escrow Agent shall promptly refund to such purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing a check on the Bank Account for the amount of such payment and transmitting it to the purchaser,

4.1 If by the close of regular banking hours on the Termination Date the Escrow Agent determines that the amount in the Fund is less than the Minimum Offering Amount, as indicated by the Subscription Information submitted to the Escrow Agent, then in either such case, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction there from, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer and the Placement Agent of its distribution of the Fund.

4.2 If at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Placement Agent that all conditions for release of funds have been met for closing of the Offering, the Escrow Agent shall promptly disburse the Fund in accordance with instructions.

43 Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5.            Rights. Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall notify the Placement Agent, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the selling agreement or any other agreement between the Placement Agent and the Issuer nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Issuer of their respective obligations under this Agreement.

5.3 The Escrow Agent shall not be required to accept from the Placement Agent (or the Issuer) any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Placement Agent (or the Issuer) except as to the amount of such payments; however, the Escrow Agent shall notify the Placement Agent within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

5.4  The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Placement Agent any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Issuer, the Placement Agent and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Issuer and the Placement Agent specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer or the Placement Agent in writing. Such successor Rscrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Company fails to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. The Company shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Placement Agent for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

7. Representations and Warranties. The Issuer and the Placement Agent hereby severally represent and warrant to the Escrow Agent that:

7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.
7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

7.4           All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

7.5 Reasonable controls have been established and required due diligence performed to comply with "Know Your Customer" regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer and the Placement Agent jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

9. Indemnification and Contribution.

9.1 The Issuer and the Placement Agent (collectively referred to as the "Indemnitors") jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2           If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Fund pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Issuer or the Placement Agent, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written,

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Frank A. Dipaulo
Name: Frank A. Dipaulo
Title: Chief Financial Officer

NEWBRIDGE SECURITIES CORPORATION

By:	/s/ Robert P. Spitler
Name: Robert P. Spitler
Title; President

TIMBERJACK SPORTING SUPPLIES, INC

By:	/s/ Alan P. Donenfield
Name: Alan P. Donenfield
Title: Chairman of the Board

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	The Issuer

Name: TIMBERJACK SPORTING SUPPLIES INC
Address: C/O PARAGON CAPITAL LP 110 EAST 59TH STREET, 29TH FLOOR NY, NY 10022

Tax Identification Number: 20-3336507

2. The Placement Agent

Name:	Newbridge Securities Corporation
Address:	1451 West Cypress Creek Road
Suite 204 Fort Lauderdale, Florida 33309-1953

3. The Securities

Description of the Securities to be offered: Up to 2,500,000 shares of the Issuer's Series A Convertible Preferred Stock and up to 1,250,000 warrant shares at an exercise price of $4.80.

4.	Minimum Amounts and Conditions Required for Disbursement of the Escrow Account

Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer: $5,000,000

5.	Plan of Distribution of the Securities
Initial Offering Period: Through Oct 15, 2010. Extension Period, if any: Oct. 31, 2010.

6.	Title of Escrow Account:

"Continental Stock Transfer & Trust Co, as Escrow Agent for China Wood"

7.Escrow Agent Fees and Charges
$5,000: $2,250 payable at signing of the Escrow Agreement plus $2,250 prior to the Closing. A fee of $500 will be payable for document review services related to each amendment to the Escrow Agreement and a $250 charge for each approved extension of the Termination Date. In addition, the Escrow Agent shall be paid a fee of $500.00 for each additional closing. Should the Escrow Agent continue for more than one year, the Escrow Agent shall receive a fee of $500.00 per month, or any portion thereof, payable in advance on the first business day of each month.

Distribution charges:
$10.00 per check
$50.00 per wire
$100.00 for each check returned by the bank for insufficient funds

EXHIBIT E-2 TO THE
SECURITIES PURCHASE AGREEMENT
___________________________

FORM OF SECURITIES ESCROW AGREEMENT

Filed as Exhibit 10.3 Securities Escrow Agreement to our current report on Form 8-k filed on October 1, 2010.

EXHIBIT E-3 TO THE
SECURITIES PURCHASE AGREEMENT

___________________________

FORM OF INVESTOR AND PUBLIC RELATIONS ESCROW AGREEMENT

This Agreement, dated as of September 29, 2010 (this “Agreement”), is entered into by and among Timberjack Sporting Supplies, Inc., a Nevada corporation (the “Company”), Anslow & Jaclin, LLP (the “Escrow Agent”) and Newbridge Securities Corporation (“Newbridge”), as the representative of each of the investors set forth on Exhibit A attached hereto (each, a “Purchaser”, and collectively, the “Purchasers”).  The principal address of each party hereto is set forth on Exhibit A.

WITNESSETH:

WHEREAS, the Company made a private offering to the Purchasers (the “Offering”) for the sale of units (the “Offering Securities”), each composed of one (1) share of the Company’s Series A Convertible Preferred Stock and a warrant to purchase one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in reliance upon available exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended, in an aggregate amount of Ten Million Dollars ($10,000,000) (the “Offering Amount”);

WHEREAS, in connection with the Offering, the Company entered into a Securities Purchase Agreement dated as of the date hereof (the “Securities Purchase Agreement”), by and among the Company and the Purchasers;

WHEREAS, the Company has agreed to deposit on the Closing Date (as defined in the Securities Purchase Agreement), an aggregate amount of One Hundred Fifty Thousand Dollars ($150,000), from the Offering Amount (the “Escrowed Funds”) with the Escrow Agent, to be held and disbursed by the Escrow Agent pursuant to the terms, and subject to the conditions of, this Agreement; and

WHEREAS, the Escrow Agent is willing to hold the Escrowed Funds in escrow pursuant to and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Company and Newbridge hereby appoint Anslow & Jaclin, LLP as escrow agent in accordance with the terms and subject to the conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2. Delivery of the Escrowed Funds.

a. The Company hereby directs that the Escrow Agent provide instructions to Continental Stock Transfer & Trust Company, as escrow agent for the General Escrow Agreement, dated as of even date herewith, for the transfer and deposit on the Closing Date of the Escrowed Funds into the escrow account as follows (the “Escrow Account”) maintained by the Escrow Agent by wire transfer in accordance with the wire transfer instructions set forth below:

Bank:	Wachovia Bank NA
Address:	800 West Main Street
Freehold, New Jersey 07728
ABA No.:	031201467
Account No.:	2000013292968
Reference:	China Wood – Investor and Public Relations Escrow Account
Attn:	Richard I. Anslow, Esq.

3. Escrow Agent to Hold and Disburse the Escrowed Funds. The Escrow Agent will deposit the Escrowed Funds into a non-interest bearing escrow account and disburse the Escrowed Funds pursuant to the terms of this Agreement, as follows:

a. The Escrowed Funds shall be released to the Company as invoices become due for all public expenses, including, but not limited to, public company expenses, and investor and public relations activities pursuant to Section 3.19 of the Securities Purchase Agreement and upon the Escrow Agent’s receipt of joint written notice from the Company and Newbridge in the form of Exhibit B hereto..

b. In the event this Agreement, the Escrowed Funds, or the Escrow Agent, in its capacity as escrow agent under this Agreement, becomes the subject of litigation, or if the Escrow Agent determines it is necessary do so for any other reason relating to litigation arising out of this Agreement, the Offering or the Securities Purchase Agreement, each of the Company and the Purchasers authorizes the Escrow Agent, at its option if not otherwise so required, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, and thereupon the Escrow Agent shall be relieved and discharged of any further responsibility with regard thereto to the extent determined by any such court. Each of the Company, and the Purchasers further authorizes the Escrow Agent, if it receives conflicting claims to any of the Escrowed Funds, is threatened with litigation, in its capacity as escrow agent under this Agreement, or if the Escrow Agent determines it is necessary  to do so for any other reason relating to this Agreement, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be relieved and discharged of any further responsibility hereunder to the parties from which they were received to the extent determined by such court.

4. Exculpation and Indemnification of Escrow Agent.

a. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent by the Escrowing Parties relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the Escrowing Parties, notwithstanding that references thereto may be made herein and the Escrow Agent has knowledge thereof.

b. The Escrow Agent shall not be liable to the Company, any Purchaser or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

c. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, any Purchaser or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

d. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, any Purchaser or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

e. To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4(f).

f. The Escrow Agent will be indemnified and held harmless by the Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence or reckless misconduct by the Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder. Promptly, but no later than three (3) business days, after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made by the Escrow Agent against the Company, notify the Company in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Escrow Agent hereunder, unless the failure of the Escrow Agent to give such notice prejudices or otherwise impairs the Company’s ability to defend any demand, claim, action suit or proceeding. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, reasonably deem sufficient to indemnify itself for any such loss or expense.

g. For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5. Termination of Agreement and Resignation of Escrow Agent.

a. This Agreement shall terminate upon disbursement of all of the Escrowed Funds provided that the rights of the Escrow Agent and the obligations of the Company and the Purchasers under Section 4 shall survive the termination hereof.

b. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and Newbridge at least ten (10) business days written notice thereof (the “Notice Period”). As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company and Newbridge within the Notice Period, turn over to a successor escrow agent appointed by the Company and Newbridge all Escrowed Funds (less such amount as the Escrow Agent is entitled to continue to retain and hold in escrow pursuant to Section 4(f) and to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

6. Form of Payments by Escrow Agent.

a. Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer unless directed to be made by check by the Escrowing Parties.

b. All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

7. Compensation. Escrow Agent shall not be entitled to any compensation for its services rendered under this Agreement.

8. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 8), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to addresses or facsimile numbers as applicable set forth on Exhibit A hereto.

9. Further Assurances. From time to time on and after the date hereof, the Company, Newbridge and each of the other Purchasers, if applicable, shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10. Consent to Service of Process. The Company, the Escrow Agent and each Purchaser hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

11. Miscellaneous.

a. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

b. This Agreement and the rights and obligations hereunder of the Company and each Purchaser may not be assigned without the consent of the Escrow Agent, other than by laws of descent or operation of law. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Company. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company and Newbridge, which consent shall not be unreasonably withheld. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

12. Execution of Counterparts. This Agreement may be executed in any number of counterparts, by facsimile or other form of electronic transmission, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all parties hereto.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO INVESTOR AND PUBLIC RELATIONS ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

ESCROW AGENT:

Anslow & Jaclin, LLP

By:  /s/ Richard I. Anslow
Name: Richard I. Anslow
Title: Managing Partner

COMPANY:

Timberjack Sporting Supplies, Inc.

By: /s/ Zhikang Li
Name: Zhikang Li
Title:  Chief Executive Officer

PURCHASER REPRESENTATIVE:

Newbridge Securities Corporation

By: /s/ David Y. Wong
Name: David Y. Wong
Title:  Managing Director

EXHIBIT E-4 TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF DIVIDEND ESCROW AGREEMENT

This Agreement, dated as of September 30, 2010 (this “Agreement”), is entered into by and among Timberjack Sporting Supplies, Inc., a Nevada corporation (the “Company”), Anslow & Jaclin, LLP (the “Escrow Agent”) and Newbridge Securities Corporation (“Newbridge”), as the representative of each of the investors set forth on Exhibit A attached hereto (each, a “Purchaser”, and collectively, the “Purchasers”).  The principal address of each party hereto is set forth on Exhibit A.

WITNESSETH:

WHEREAS, the Company made a private offering to the Purchasers (the “Offering”) for the sale of units (the “Offering Securities”), each composed of one (1) share of the Company’s Series A Convertible Preferred Stock and a warrant to purchase one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in reliance upon available exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended, in an aggregate amount of Ten Million Dollars ($10,000,000) (the “Offering Amount”);

WHEREAS, in connection with the Offering, the Company entered into a Securities Purchase Agreement dated as of the date hereof (the “Securities Purchase Agreement”), by and among the Company and the Purchasers;

WHEREAS, the Company has agreed to deposit on the Closing Date (as defined in the Securities Purchase Agreement), an aggregate amount of Four Hundred Twenty Seven Thousand Five Hundred Ninety Eight Dollars ($427,598), which equals to one year of dividend payments payable to each Purchaser in accordance with the terms of the Series A Certificate of Designation, from the Offering Amount (the “Escrowed Funds”) with the Escrow Agent, to be held and disbursed by the Escrow Agent pursuant to the terms, and subject to the conditions of, this Agreement; and

WHEREAS, the Escrow Agent is willing to hold the Escrowed Funds in escrow pursuant to and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

13. Appointment of Escrow Agent. The Company and Newbridge hereby appoint Anslow & Jaclin, LLP as escrow agent in accordance with the terms and subject to the conditions set forth herein and the Escrow Agent hereby accepts such appointment.

14. Delivery of the Escrowed Funds.

a. The Company hereby directs that the Escrow Agent provide instructions to Continental Stock Transfer & Trust Company, as escrow agent for the General Escrow Agreement, dated as of even date herewith, for the transfer and deposit on the Closing Date of the Escrowed Funds into the escrow account as follows (the “Escrow Account”) maintained by the Escrow Agent by wire transfer in accordance with the wire transfer instructions set forth below:

Bank:	Wachovia Bank NA
Address:	800 West Main Street
Freehold, New Jersey 07728
ABA No.:	031201467
Account No.:	2000013292968
Reference:	China Wood – Dividend Escrow Account
Attn:	Richard I. Anslow, Esq.

15. Escrow Agent to Hold and Disburse the Escrowed Funds. The Escrow Agent will deposit the Escrowed Funds into a non-interest bearing escrow account and disburse the Escrowed Funds pursuant to the terms of this Agreement, as follows:

a. The Escrowed Funds shall be released to the to the Company as invoices become due for dividend payments due on the Series A Preferred Shares pursuant to Section 3.21 of the Securities Purchase Agreement and Section 2 of the Series A Certificate of Designation and upon the Escrow Agent’s receipt of joint written notice from the Company and Newbridge in the form of Exhibit B hereto.

b. In the event this Agreement, the Escrowed Funds, or the Escrow Agent, in its capacity as escrow agent under this Agreement, becomes the subject of litigation, or if the Escrow Agent determines it is necessary do so for any other reason relating to litigation arising out of this Agreement, the Offering or the Securities Purchase Agreement, each of the Company and the Purchasers authorizes the Escrow Agent, at its option if not otherwise so required, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, and thereupon the Escrow Agent shall be relieved and discharged of any further responsibility with regard thereto to the extent determined by any such court. Each of the Company, and the Purchasers further authorizes the Escrow Agent, if it receives conflicting claims to any of the Escrowed Funds, is threatened with litigation, in its capacity as escrow agent under this Agreement, or if the Escrow Agent determines it is necessary  to do so for any other reason relating to this Agreement, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be relieved and discharged of any further responsibility hereunder to the parties from which they were received to the extent determined by such court.

16. Exculpation and Indemnification of Escrow Agent.

a. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent by the Escrowing Parties relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the Escrowing Parties, notwithstanding that references thereto may be made herein and the Escrow Agent has knowledge thereof.

b. The Escrow Agent shall not be liable to the Company, any Purchaser or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

c. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, any Purchaser or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

d. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, any Purchaser or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

e. To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4(f).

f. The Escrow Agent will be indemnified and held harmless by the Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence or reckless misconduct by the Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder. Promptly, but no later than three (3) business days, after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made by the Escrow Agent against the Company, notify the Company in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Escrow Agent hereunder, unless the failure of the Escrow Agent to give such notice prejudices or otherwise impairs the Company’s ability to defend any demand, claim, action suit or proceeding. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, reasonably deem sufficient to indemnify itself for any such loss or expense.

g. For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

17. Termination of Agreement and Resignation of Escrow Agent.

a. This Agreement shall terminate upon disbursement of all of the Escrowed Funds provided that the rights of the Escrow Agent and the obligations of the Company and the Purchasers under Section 4 shall survive the termination hereof.

b. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and Newbridge at least ten (10) business days written notice thereof (the “Notice Period”). As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company and Newbridge within the Notice Period, turn over to a successor escrow agent appointed by the Company and Newbridge all Escrowed Funds (less such amount as the Escrow Agent is entitled to continue to retain and hold in escrow pursuant to Section 4(f) and to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

18. Form of Payments by Escrow Agent.

a. Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer unless directed to be made by check by the Escrowing Parties.

b. All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

19. Compensation. Escrow Agent shall not be entitled to any compensation for its services rendered under this Agreement.

20. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 8), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to addresses or facsimile numbers as applicable set forth on Exhibit A hereto.

21. Further Assurances. From time to time on and after the date hereof, the Company, Newbridge and each of the other Purchasers, if applicable, shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

22. Consent to Service of Process. The Company, the Escrow Agent and each Purchaser hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

23. Miscellaneous.

a. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

b. This Agreement and the rights and obligations hereunder of the Company and each Purchaser may not be assigned without the consent of the Escrow Agent, other than by laws of descent or operation of law. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Company. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company and Newbridge, which consent shall not be unreasonably withheld. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

24. Execution of Counterparts. This Agreement may be executed in any number of counterparts, by facsimile or other form of electronic transmission, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all parties hereto.

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[SIGNATURE PAGE TO DIVIDEND ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

ESCROW AGENT:

Anslow & Jaclin, LLP

By:  /s/ Richard I. Anslow
Name: Richard I. Anslow
Title: Managing Partner

COMPANY:

Timberjack Sporting Supplies, Inc.

By: /s/ Zhikang Li
Name: Zhikang Li
Title:  Chief Executive Officer

PURCHASER REPRESENTATIVE:

Newbridge Securities Corporation

By: /s/ David Y. Wong
Name: David Y. Wong
Title:  Managing Director

EXHIBIT F TO THE
SECURITIES PURCHASE AGREEMENT

_______________________

SERIES A CERTIFICATE OF DESIGNATION

Filed as Exhibit 4.1 Certificate of Designation of Rights and Preferences of Series A Preferred Stock to our current report on Form 8-k filed on October 1, 2010.

EXHIBIT G TO THE
SECURITIES PURCHASE AGREEMENT

FORM OF OPINION OF COUNSEL

To Whom It May Concern:

We have acted as counsel for Timberjack Sporting Supplies, Inc., a Nevada corporation (the “Company”), in connection with the Company’s offer for sale (the “Offering”) of certain investment units, each consisting of one share of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), convertible into one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one warrant to purchase the number of shares of Common Stock equal to fifty percent (50%) of the Preferred Shares purchased by each Purchaser (the “Warrants”), in accordance with the Purchase Agreement (collectively, the Purchase Agreement and all other exhibits and ancillary documents as follows, the “Transaction Documents”):

1. the Registration Rights Agreement;

2. the Lock-Up Agreements;

3. the Escrow General Agreement;

4. the Securities Escrow Agreement; and

5. such other agreements, documents and instruments as necessary and appropriate to carry out the transactions contemplated under the documents listed above or deemed by the Company to be in furtherance of the Offering.

All capitalized terms not defined herein shall have the meanings accorded to them in the Purchase Agreement.

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and other documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed.  In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.  As to various questions of fact relevant to such opinions, we have relied upon, and assumed the accuracy of, representations and warranties contained in the Purchase Agreement, and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

To the extent it may be relevant to the opinions expressed herein, we have assumed that the Purchase Agreement (i) has been duly authorized, executed and delivered by the parties thereto, other than the Company, and (ii) constitutes legal, valid and binding obligations of all such other parties, other than the Company, enforceable against each of them in accordance with their respective terms.

For purposes of the opinions expressed herein, the phrase “to our knowledge” and words of similar import refer only to the actual knowledge of those attorneys within our firm who have given substantive attention to the Company in connection with the transactions contemplated by the Purchase Agreement.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that:

1. The Company and each subsidiary is a corporation duly incorporated and validly existing under the laws of the state or jurisdiction of its incorporation and is in good standing under such laws.  The Company has requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted.  The Company is duly qualified to do business and is in good standing in each jurisdiction in which the Company conducts business.

2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, including, without limitation, the issuance of the Preferred Shares, the Warrants and the shares of Common Stock underlying the Preferred Shares and the Warrants (the “Common Shares”), in accordance with the terms thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated therein (including, without limitation, the issuance and sale of the Preferred Shares and the Warrants) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required therefor.  The Transaction Documents have been duly executed and delivered by the Company.  The Transaction Documents constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Preferred Shares, the Warrants and the Common Shares, (a) do not and will not result in a violation of, or constitute a default under (i) the Company’s Articles of Incorporation or Bylaws, (ii) any other agreement, note, lease, mortgage, deed or other instrument to which the Company is a party or by which the Company is bound or affected that has been publicly filed (the “Publicly Filed Documents”) or (iii) any applicable law, rule or regulation of the United States, the Principal Market, or the State of New York, (b) do not and will not violate or conflict with (i) any agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound, (ii) any authorization, consent, approval, license or exemption (or the like) of or from any governmental unit granted or applicable to the Company, (iii) any order, decision, judgment or decree, and (c) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the Transactions Documents) upon or with respect to any of its respective properties.

4. When so issued the Preferred Shares, the Warrants and the Common Shares will be duly authorized and validly issued, fully paid and nonassessable, and free of any all and liens and charges and preemptive or similar rights contained in the Company’s Articles of Incorporation or Bylaws or any agreement, note, lease, publicly filed mortgage deed or other instrument to which the Company is a party or by which the Company is bound that are Publicly Filed Documents.  The Common Shares have been duly and validly authorized and reserved for issuance by all proper corporate action.

5. As of the date hereof, the authorized capital stock of the Company consists of (i) 980,000,000 shares of Common Stock, par value $0.001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share.  None of the Common Shares are subject to preemptive rights or other rights of the stockholders of the Company pursuant to the Articles of Incorporation or the Bylaws or under the Nevada General Corporate Law or any Publicly Filed Documents.  There are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of Preferred Shares, the Warrants and the Common Shares.

6. The offer and sale of the Preferred Shares and the Warrants in accordance with the Purchase Agreement and the issuance of the Preferred Shares and the Warrants in accordance with the Transaction Documents constitute transactions exempt from the registration requirements of the Securities Act of 1933, as amended.

7. No authorization, approval, consent, filing or other order of any federal or state governmental body, regulatory agency, self-regulatory organization or stock exchange or market, court or, to our knowledge, any third party, is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents, or for the issuance and sale of the Preferred Shares, the Warrants and the Common Shares as contemplated by the Transaction Documents or for the exercise of any rights and remedies under any Transaction Documents, except (i) the filing of a Form D under Regulation D of the Securities Act of 1933, as amended and (ii) the filing of a Form 8-K pursuant to the Securities Exchange Act of 1934, as amended.

8. Except as disclosed in the Publicly Filed Documents, to our knowledge, no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or threatened against the Company or any of its Subsidiaries or any of the properties or assets of the Company or any of its Subsidiaries.

9. The Company is not an “investment company” or any entity controlled by an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

We are members of the Bar of the State of New York.  This opinion is based solely upon the state laws of the state of New York, and the applicable federal laws of the United States as currently in effect.  The opinions expressed herein are limited to the laws of the United States.  All opinions regarding applicable foreign laws are based on representations of counsel competent to opine on such foreign laws.

In rendering the foregoing opinions (i) we are not opining on the enforceability of any judgment against the Company, and (ii) we have not caused the search of any docket or any court tribunal, agency or similar authority nor have we caused the search of any lien filings or public records.

The enforceability opinions contained above are limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) with respect to indemnification provisions, by applicable federal or state securities laws.

The availability of the remedy of specific performance, of injunctive relief, or of any other equitable relief is subject to the court before which any proceedings therefore may be brought and we are not passing upon the question of whether such remedies are available.

We express no opinion on (i) the enforceability, under certain circumstances, of provisions to the effect that failure to exercise or delay in exercising any right or remedy will not operate as a waiver of that right or remedy, (ii) the enforceability, in certain circumstances, of provisions waiving broadly or vaguely stated rights, statutory or other rights representing public policy, or unknown future rights and of provisions that rights or remedies are not exclusive, (iii) the enforceability or effect of any provisions relating to choice of law or forum selection, (iv) the enforceability or effect of any liquidated damages provisions, (v) limitations on the exercise of certain contractual rights and remedies if the defaults are not material or the penalties bear no reasonable relation to the damage suffered by the aggrieved party as a result of the delinquencies or defaults, (vi) the enforceability of provisions in the Transaction Documents relating to the right of indemnity and contribution which may be limited by applicable law or equitable principles, (vii) the compliance or noncompliance with the antifraud provisions of state and federal laws, rules and regulations concerning the issuance of securities, (viii) the effects of the covenant of good faith and fair dealing implied in every agreement under common law and to similar provisions of federal law where applicable, (viii) the effect of any law which provides that a court may refuse to enforce or may limit the application of a contract or a clause of a contact which the court finds as a matter of law to have been unconscionable at the time it was made or the enforcement thereof would be contrary to public policy.

This opinion is solely for the information of the addressees set forth above and is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents), nor is it to be filed with any governmental agency or other person without our prior written consent.  Other than the addresses set forth above, no one is entitled to rely on this opinion.  This opinion is based upon our knowledge of the law and facts as of the date hereof.  We assume no duty to communicate with you with respect to any matter which comes to our attention hereafter.

Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

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